                                                                     Exhibit 3.3







                        RESTATED ORGANIZATION CERTIFICATE

                                       OF

                            THE WARWICK SAVINGS BANK

                      UNDER SECTION 8007 OF THE BANKING LAW

                                TABLE OF CONTENTS

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                                    ARTICLE I

                                                       NAME.......................................................1


                                   ARTICLE II

                                                 PRINCIPAL OFFICE.................................................1


                                   ARTICLE III

                                  CAPITAL STOCK

Section 1.        Shares, Classes and Series Authorized...........................................................2
Section 2.        Designations, Powers, Preferences, Rights, Qualifications,
                     Limitations and Restrictions Relating to the Capital Stock...................................2


                                   ARTICLE IV

                   LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

Section 1.        Prohibitions Relating to Beneficial Ownership of Voting Stock...................................4
Section 2.        Excess Shares...................................................................................4
Section 3.        Powers of the Board.............................................................................6
Section 4.        Severability....................................................................................6
Section 5.        Exclusions......................................................................................7


                                    ARTICLE V

                               BOARD OF DIRECTORS

Section 1.        Number of Directors.............................................................................7
Section 2.        Classification of Board.........................................................................7
Section 3.        Vacancies.......................................................................................8
Section 4.        Removal of Directors............................................................................8
Section 5.        Evaluation of Acquisition Proposals.............................................................8

                                       -i-

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                                   ARTICLE VI

                                     ACTION BY SHAREHOLDERS BY WRITTEN CONSENT....................................9


                                   ARTICLE VII

                          CERTAIN BUSINESS COMBINATIONS

Section 1.        Higher Vote Required for Certain Business Combinations..........................................9
Section 2.        When Higher Vote is Not Required................................................................9
Section 3.        Definitions....................................................................................12
Section 4.        Powers of the Disinterested Directors..........................................................16
Section 5.        Effect on Fiduciary Obligations of Interested Shareholders.....................................16
Section 6.        Amendment, Repeal, Etc.........................................................................16


                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 1.        Right to Indemnification.......................................................................17
Section 2.        Accrual of Right to Indemnification............................................................17
Section 3.        Individual Indemnification Agreements..........................................................17
Section 4.        Insurance......................................................................................18
Section 5.        Subsequent Amendment and Subsequent Legislation................................................18


                                   ARTICLE IX

                                   AMENDMENTS

Section 1.        Amendments of Restated Organization Certificate................................................18
Section 2.        Amendments of By-Laws..........................................................................19
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                                      -ii-

                        RESTATED ORGANIZATION CERTIFICATE

                                       OF

                            THE WARWICK SAVINGS BANK

                      UNDER SECTION 8007 OF THE BANKING LAW



                  WE, TIMOTHY A. DEMPSEY and NANCY L. SOBOTOR-LITTELL, being the President and Chief Executive Officer and the Corporate Secretary, respectively, of The Warwick Savings Bank (the "Corporation"), in accordance with Section 8007 of the Banking Law of the State of New York (the "Banking Law"), do hereby certify as follows:

                  FIRST, The name of the Corporation is THE WARWICK SAVINGS
BANK.

                  SECOND, The Corporation was created under the name "The Warwick Savings Bank" by an Act of the Legislature of the State of New York, passed May 17, 1875, such Act having been amended and supplemented from time to time thereafter. Under Section 1001(5) of the Banking Law, such Act is the Organization Certificate of the Corporation.

                  THIRD, The text of the Organization Certificate of the Corporation is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I

                                      NAME

                  The name by which the Corporation is to be known is THE WARWICK SAVINGS BANK.


                                   ARTICLE II

                                PRINCIPAL OFFICE

                  The principal office of the Corporation is to be located at 18 Oakland Avenue, in the Village of Warwick, County of Orange, State of New York.

                                   ARTICLE III

                                  CAPITAL STOCK

                  SECTION 1. SHARES, CLASSES AND SERIES AUTHORIZED. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty million (20,000,000) shares, of which five million (5,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), and fifteen million (15,000,000) shares shall be common stock, par value one cent ($.01) per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter collectively referred to as the "Capital Stock."

                  SECTION 2. DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS RELATING TO THE CAPITAL STOCK. The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board"):

                  (a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board, subject to the limitations prescribed by law. The Board in any such resolution or resolutions is expressly authorized to state for each such series:

                  (i) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

                  (ii) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

                  (iii) whether the shares of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof, and, if redeemable, the terms upon which the shares of such series may be redeemed;

                  (iv) the amount payable and the rights or preferences to which the holders of shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (v) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                  (vi) any other powers, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Restated Organization Certificate and to the full extent now or hereafter permitted by the laws of the State of New York.

                  All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                  Subject to any limitations or restrictions stated in the resolution or resolutions of the Board originally fixing the number of shares constituting a series, the Board may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of that class) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

                  (b) Common Stock. All shares of Common Stock shall be identical to each other in every respect. Subject to Article IV hereof, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters upon which shareholders have the right to vote. The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Organization Certificate (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Organization Certificate (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the laws of the State of New York.

                  Subject to the preferences, privileges and powers with respect to each class of Capital Stock of the Corporation having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock.

                  No holder of shares of Common Stock shall be entitled as such, as a matter of preemptive right, to subscribe for, purchase or otherwise acquire any part of any new or additional issue of shares of any class or series whatsoever of the Corporation, or of securities convertible into shares of any class or series whatsoever of the Corporation, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares or securities, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.


                                   ARTICLE IV

                   LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK


                  SECTION 1. PROHIBITIONS RELATING TO BENEFICIAL OWNERSHIP OF VOTING STOCK. No Person, for a period of not less than three years following the date of filing by the Superintendent of Banks of the State of New York (the "Superintendent") of this Restated Organization Certificate, shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding Voting Stock of the Corporation. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than ten percent (10%) of the issued and outstanding Voting Stock in violation of this Section 1 shall be subject to the provisions of Sections 2 and 3 of this Article IV, below. All terms used in this Article IV and not otherwise defined herein shall have the meanings ascribed to such terms in Section 3 of Article VII, below, except that the term "Person" shall not include the Corporation, any subsidiary of the Corporation or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation, and/or any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

                  SECTION 2. EXCESS SHARES. The transfer of any shares of Voting Stock that would result in a violation of Section 1 of this Article IV is prohibited and shall be null and void. If, notwithstanding the foregoing prohibition, a Person shall, voluntarily or involuntarily, become or attempt to become the purported beneficial owner (the "Purported Owner") of shares of Voting Stock in excess of ten percent (10%) of the issued and outstanding shares of Voting Stock, the number of shares in excess of ten percent (10%) shall be deemed to be "Excess Shares," and all of the following provisions (a) through
(g) shall apply to such Excess Shares:

                  (a) The Purported Owner shall not obtain any rights in and to the Excess Shares, and the purported transfer of the Excess Shares to the Purported Owner shall not be recognized by the transfer agent for such shares (the "Transfer Agent"). Until such time as the Excess Shares are transferred to a person whose acquisition thereof will not violate the limitation set forth in
Section 1 of this Article IV (a "Permitted Transferee"), the transferor of the Excess Shares to the Purported Owner (the "Purported Owner's Transferor") shall be deemed to have retained the Excess Shares and shall hold and be entitled to exercise all rights incident to ownership of such Excess Shares. All Excess Shares will continue to be issued and outstanding.

                  (b) If the Transfer Agent obtains possession of a certificate or certificates representing Excess Shares, the Transfer Agent shall deliver such certificate or certificates to a trustee nominated and appointed by the Board to hold Excess Shares (the "Share Trustee"). Upon receipt of notice from the Corporation of the existence of Excess Shares and the identity of the

Purported Owner of such Excess Shares, the Share Trustee shall take all lawful action to cause the Purported Owner to deliver or cause delivery of the Excess Shares and any indicia of ownership thereof to the Share Trustee. Upon obtaining possession of such Excess Shares, the Share Trustee shall sell or cause the sale of the Excess Shares to a Permitted Transferee in the then existing public market or in such other commercially reasonable fashion as the Corporation shall direct. In performing the duties herein imposed upon it, the Share Trustee shall act at all times as the agent for the Purported Owner's Transferor.

                  (c) Upon acquisition of the Excess Shares by a Permitted Transferee, the Permitted Transferee shall have and be entitled to exercise all rights incident to the ownership of such Excess Shares.

                  (d) The proceeds realized from the sale of the Excess Shares to the Permitted Transferee (the "Proceeds") shall be distributed as follows:
(i) first, to the Share Trustee for any costs incurred in respect of its administration of the Excess Shares, (ii) second, to the Purported Owner, if known, in an amount up to the amount paid by the Purported Owner, if determinable, for the Excess Shares and (iii) the remaining Proceeds, if any, shall be distributed to the Purported Owner's Transferor, if known, and, if the Purported Owner's Transferor is not known, such remaining Proceeds shall be held by the Corporation for the benefit of the Purported Owner's Transferor or such other persons or entities, as their interests may appear. Notwithstanding anything in this Article IV to the contrary, the Corporation shall at all times be entitled to make application to any court of competent jurisdiction within the State of New York for an adjudication of the respective rights and interests of any Person in and to the Proceeds pursuant to this Article IV and applicable law and for leave to pay the Proceeds into such court.

                  (e) Immediately upon the purported acquisition of any Excess Shares, the Purported Owner thereof shall give, or cause to be given, written notice of such acquisition to the Corporation. In addition, at the request of the Corporation, each owner of shares of Voting Stock shall furnish to the Corporation all information reasonably requested with respect to all shares of Voting Stock directly and indirectly owned by such Person.

                  (f) Upon a determination by the Board that a Person has attempted or may attempt to transfer or to acquire Excess Shares, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including, without limitation, any such action that shall cause the Transfer Agent to record the Purported Owner's Transferor as the record owner of the Excess Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

                  (g) The restrictions set forth in this Article IV shall be noted conspicuously on all certificates evidencing ownership of shares of Voting Stock.

                  SECTION 3. POWERS OF THE BOARD.

                  (a) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by By-Law or otherwise, regulations and procedures not inconsistent with the express provisions of this Article IV for the orderly application, administration and implementation of the provisions of this Article IV. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent, shall be made available for inspection by the public and, upon request, shall be mailed to any holder of shares of Voting Stock.

                  (b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 1 of this Article IV and that the provisions of this Article IV, or any of the rules and regulations of the Board with respect to this Article IV, require application, interpretation or construction, then a majority of the directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this Article IV and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article IV, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate or Associate of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of Voting Stock, (iv) the application of any other definition or operative provision of this Article IV to the given facts or (v) any other matter relating to the applicability or effect of this Article IV.

                  The Board shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record Voting Stock beneficially owned by any Person reasonably believed to be a Purported Owner) supply the Corporation with complete information as to (i) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and (ii) any other factual matter relating to the applicability or effect of this Article IV as may reasonably be requested of such Person or Purported Owner.

                  Any applications, interpretations, constructions or any other determinations made by the Board pursuant to this Article IV, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders and neither the Corporation nor any of its shareholders shall have the right to challenge any such application, interpretation, construction or determination.

                  SECTION 4. SEVERABILITY. In the event any provision (or portion thereof) of this Article IV shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article IV shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Article IV remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

                  SECTION 5. EXCLUSIONS. This Article IV shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter's or underwriters' behalf, in connection with a public offering of the Common Stock;
(b) any corporation formed by the Corporation in connection with its conversion from mutual to stock form to acquire all of the shares of capital stock of the Corporation to be issued in connection with such conversion; or (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization (including a transaction in which the Corporation shall form a holding company) that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation's shareholders, other than pursuant to the exercise of any appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class of equity or convertible securities.


                                    ARTICLE V

                               BOARD OF DIRECTORS

                  SECTION 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than seven (7) nor more than twenty (20). Within such limitations, the number of directors shall be determined by the By-Laws of the Corporation or by resolution of the Board.

                  SECTION 2. CLASSIFICATION OF BOARD. Subject to the rights of any holders of shares of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board providing for such issuance, the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified.

                  In the event of any intervening changes in the authorized number of directors, the Board shall designate the class or classes to which the increase or decrease in directorships shall be apportioned and may designate one or more directorships as directorships of another class in order to achieve, as near as may be possible, equality of number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

                  Unless and to the extent that the By-Laws so provide, elections of directors need not be by written ballot.

                  SECTION 3. VACANCIES. Subject to the limitations prescribed by law, the ByLaws and this Restated Organization Certificate, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled by the shareholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors then in office. No person shall be elected a director unless nominated at a previous regular or special meeting, called for that purpose, upon the recommendation of the Board, or a committee appointed by the Board. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor shall be elected and qualified.

                  SECTION 4. REMOVAL OF DIRECTORS. Any or all of the directors may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote generally in the election of directors at a meeting of shareholders expressly called for that purpose. For purposes of this Section 4, conduct worthy of removal for "cause" shall mean (a) conduct as a director of the Corporation or any subsidiary of the Corporation that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties, or (b) conduct, whether or not as a director of the Corporation or a subsidiary of the Corporation, that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law.

                  SECTION 5. EVALUATION OF ACQUISITION PROPOSALS. The Board, when evaluating any offer to the Corporation or to the shareholders of the Corporation from another party relating to a change or potential change in control of the Corporation, including, without limitation, any offer to (a) purchase for cash or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, may give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, (1) both the long-term and the short-term interests of the Corporation and its shareholders and (2) the effects that the Corporation's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development, productivity and profitability of the Corporation; (ii) the Corporation's current employees; (iii) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation; (iv) the Corporation's customers and creditors; and (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which is does business.

                                   ARTICLE VI

                    ACTION BY SHAREHOLDERS BY WRITTEN CONSENT

                  Whenever shareholders of the Corporation are required or permitted to take any action by vote at any annual or special meeting, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by the holders of all outstanding shares of Capital Stock entitled to vote thereon.


                                   ARTICLE VII

                          CERTAIN BUSINESS COMBINATIONS

                  SECTION 1. HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law, this Restated Organization Certificate or by the provisions of any series of Preferred Stock that may at the time be outstanding, and except as otherwise expressly provided for in Section 2 of this Article VII, any Business Combination shall require the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class (it being understood that for purposes of this Article VII each share of Voting Stock shall have the number of votes granted to it pursuant to Article III of this Restated Organization Certificate or in any resolution or resolutions of the Board for issuance of shares of Preferred Stock), together with the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder involved or any Affiliate or Associate thereof, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  SECTION 2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of
Section 1 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Restated Organization Certificate, if the Business Combination shall have been approved by a majority of the Disinterested Directors then in office or all of the conditions specified in the following subsections (a) through (g) are met:

                  (a) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, dealer-management compensation and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Interested Shareholder for any shares of Common

         Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid other than in cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

                  (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  (b) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, in such Business Combination shall be at least equal to the highest of the following (such requirement being applicable to each such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of such class or series of Voting Stock):

                  (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, dealer-management compensation and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class or series of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Voting Stock;

                  (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                  (c) The consideration to be received by holders of any particular class or series of outstanding Voting Stock (including Common Stock) in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                  (d) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder immediately prior to the Consummation Date shall be entitled to receive in such Business Combination cash or other consideration for their shares in compliance with subsections (a), (b) and (c) of this Section 2.

                  (e) After the Determination Date and prior to the Consummation
Date:

                  (i) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay, or set aside for payment, at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

                  (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors then in office; and

                  (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder or as the result of a stock dividend paid by the Corporation.

                  (f) After the Determination Date, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (g) A proxy or information statement describing the proposed Business Combination in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such requirements, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty

(30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The first page of such proxy or information statement shall prominently display the recommendation, if any, that a majority of the Disinterested Directors then in office may choose to make to the holders of Voting Stock regarding the proposed Business Combination. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so requests, an opinion of a reputable investment banking firm (which firm shall be engaged solely on behalf of the shareholders of the Corporation other than the Interested Shareholder and shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Voting Stock other than the Interested Shareholder.

                  SECTION 3. DEFINITIONS. For purposes of this Article VII, the following terms shall have the following meanings:

                  (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing by the Superintendent of this Restated Organization Certificate whether or not the Corporation was then subject to such rule.

                  (b) "Announcement Date" shall mean the date of the first public announcement of the proposal of the Business Combination.

                  (c) A Person shall be deemed the "beneficial owner," or to have "beneficial ownership," of any shares of Voting Stock that:

                  (i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) such Person or any or its Affiliates or Associates has
         (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any Voting Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding (but neither such Person nor any Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any Affiliate or Associate is otherwise deemed the beneficial owner); or

                  (iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause of Section 3(c)(ii)(B)) or disposing of any shares of Voting Stock;

provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (y) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (z) shall be deemed to beneficially own any Voting Stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person's personal account.

                  (d) The term "Business Combination" shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through
(vi):

                  (i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Shareholder or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of the Corporation or the Subsidiary in question as of the end of its most recent fiscal year ending prior to the time the determination is being made;

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value equal to twenty percent (20%) or more of the aggregate Fair Market Value of all of the outstanding Capital Stock other than on a pro rata basis to all holders of Voting Stock and other than in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or any Subsidiary;

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder;

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class or series of equity or convertible securities; or

                  (vi) the acquisition by the Corporation or a Subsidiary of any securities of an Interested Shareholder.

                  (e) "Consummation Date" shall mean the date of the consummation of the Business Combination.

                  (f) "Determination Date" shall mean the date on which the Interested Shareholder became an Interested Shareholder.

                  (g) "Disinterested Director" shall mean any member of the Board of the Corporation who is not affiliated with the Interested Shareholder and who either was a member of the Board prior to the Determination Date or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election.

                  (h) "Fair Market Value" shall mean (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such Composite Tape or if such stock is not listed on such Exchange, then on the principal United States securities exchange registered under the Exchange Act, on which such stock is listed, or, if such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or any system then in use, or if no such quotation is available, then the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

                  (i) References to "highest per share price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                  (j) "Interested Shareholder" shall mean any Person (other than the Corporation, any parent of the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation, any parent of the Corporation or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan or holding Voting Stock for the purpose of funding any such plan or funding employee lending for employees of the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner of ten percent (10%) or more of the Voting Stock;

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the then outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  In determining whether a Person is an Interested Shareholder pursuant to this subsection (j), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this Section 3, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (k) "Person" shall mean any corporation, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such person or any other person acting in concert with such person (which shall include, without limitation, persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or otherwise, but shall not include the directors or officers of the Corporation acting solely in their capacities as such).

                  (l) "Subsidiary" shall mean any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection (j) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class or series of voting securities is owned, directly or indirectly, by the Corporation.

                  (m) "Voting Stock" shall mean all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors.

                  SECTION 4. POWERS OF THE DISINTERESTED DIRECTORS. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article VII need to be applied or interpreted, then a majority of the directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VII and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article VII, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) the Fair Market Value of (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination,
(iii) the consideration other than cash to be received by holders of shares of any class or series of Common Stock or Voting Stock other than Common Stock in any Business Combination, (iv) the outstanding Capital Stock or (v) any other item the Fair Market Value of which requires determination pursuant to this
Article VII and (e) whether all of the applicable conditions set forth in
Section 2 of this Article VII have been met with respect to any Business Combination.

                  Any constructions, applications, or determinations made by the Board pursuant to this Article VII, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such construction, application or determination.

                  SECTION 5. EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

                  SECTION 6. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of this Restated Organization Certificate or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Organization Certificate or the By-Laws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this Article VII must be approved by either (i) a majority of the authorized number of directors and, if one or more Interested Shareholders exist, by a majority of the Disinterested Directors, or (ii) by the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall, to the maximum extent authorized or permitted and in the manner provided by the Banking Law and any applicable federal law, indemnify any person who is made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that such person, or such person's testator or intestate, is or was a trustee, director or officer of the Corporation or one of the Corporation's subsidiaries, or any predecessor of the Corporation, or serves or served any other corporation, or any partnership, association, joint venture, trust, employee benefit plan, conference or other group or enterprise in any capacity at the request of the Corporation or one of the Corporation's subsidiaries, or any predecessor of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and reasonably incurred, and the Corporation shall advance any related expense in full. Employees or agents of the Corporation may be similarly indemnified. Such right of indemnification and advancement shall be in addition to and not exclusive of any other rights or remedies to which such person may be or become entitled under any statute, insurance policy, agreement, by-law or otherwise.

                  SECTION 2. ACCRUAL OF RIGHT TO INDEMNIFICATION. In addition to the Corporation's obligation to indemnify under Section 1 of this Article VIII, the Corporation's obligation to indemnify, and any person's right to indemnification, under this Article VIII shall accrue as of the time of the accrual of the cause of action asserted in the threatened or pending action, suit, or proceeding, and no subsequent change in this Restated Organization Certificate or the By-Laws of the Corporation shall have any effect on the Corporation's obligation to indemnify or a person's right to indemnification. The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director, trustee and officer of the Corporation who serves in such capacity at any time while this Article VIII is in effect, and any subsequent change of this Article VIII shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or proceeding therefore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  SECTION 3. INDIVIDUAL INDEMNIFICATION AGREEMENTS. In addition to the Corporation's obligation to indemnify under Sections 1 and 2 of this
Article VIII, the Board may also, to the maximum extent permitted by law, in its discretion, approve agreements between the Corporation and one or more directors, officers or employees of the Corporation under which the Corporation would indemnify such directors, officers and employees in the event that any such person is made, or threatened to be made, a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person is or was a trustee, director, officer or employee of the Corporation or one of the Corporation's subsidiaries, or any predecessor of the Corporation, or serves or served any other corporation, or any partnership, association, joint venture, trust, employee benefit plan, conference or other group or enterprise in any capacity at the request of the Corporation or one of the Corporation's subsidiaries, or any predecessor of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and reasonably incurred.

                  SECTION 4. INSURANCE. The Corporation may, but shall not be obliged to, purchase and maintain insurance on behalf of any person who is or was a director, trustee or officer of the Corporation or is or was serving at the request of the Corporation as a director, trustee or officer of another corporation of any type or kind, domestic or foreign, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

                  SECTION 5. SUBSEQUENT AMENDMENT AND SUBSEQUENT LEGISLATION. Neither the amendment, termination or repeal of this Article VIII or of relevant provisions of the Banking Law or any other applicable laws, nor the adoption of any provision of this Restated Organization Certificate or the By-Laws of the Corporation or of any statute inconsistent with this Article VIII shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article VIII with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  If the Banking Law is amended to expand further the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Banking Law as so amended.


                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 1. AMENDMENTS OF RESTATED ORGANIZATION CERTIFICATE. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of shares of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any "Change") of any provision of this Restated Organization Certificate must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Restated Organization Certificate) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon; provided, however, that if any such Change relates to Section 5 of Article VIII or Articles IV, V, VI or IX of this Restated Organization Certificate, such Change must be approved either (i) by not less than a majority of the authorized number of directors and, if one or more Interested Shareholders (as defined in Article VII hereof) exist, by not less than a majority of the Disinterested Directors (as defined in Article VII hereof), or (ii) by the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon and, if the Change is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate (as such terms are defined in Article VII hereof) of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof. Subject to the foregoing, the Corporation reserves the right to amend this Restated Organization Certificate from time to time in any and as many respects as may be desired and as may be lawfully contained in an original organization certificate filed at the time of making such amendment.

                  Except as may otherwise be provided in this Restated Organization Certificate, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Organization Certificate, and to add or insert herein any other provisions authorized by the laws of the State of New York at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Restated Organization Certificate in its present form or hereafter amended are granted subject to the rights reserved in this Section 1.

                  SECTION 2. AMENDMENTS OF BY-LAWS. The By-Laws of the Corporation, except as provided by applicable law or this Restated Organization Certificate, or as otherwise provided by the By-Laws, may be amended or repealed by the Board or by vote of the shareholders entitled to vote in the election of directors; provided, however, that no amendment to the By-Laws shall be made by the Board unless notice of the proposed amendment shall have been given at the previous meeting of the Board.


                  FOURTH, This amendment and restatement of the Organization Certificate was authorized by a majority vote of the members of the Board of Trustees of the Corporation.

                  IN WITNESS WHEREOF, we have made, signed and acknowledged this certificate in duplicate, this ___th day of _______________, 1997.



                                               ------------------------------
                                               Timothy A. Dempsey
                                               President and
                                               Chief Executive Officer


                                               -------------------------------
                                               Nancy L. Sobotor-Littell
                                               Corporate Secretary

STATE OF NEW YORK                   )
                                    ss.:
COUNTY OF ORANGE                    )


                  On the __th day of _______________, 1997, before me personally came TIMOTHY A. DEMPSEY, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


-------------------------
  Notary Public

(Seal)





STATE OF NEW YORK                   )
                                    ss.:
COUNTY OF ORANGE                    )


                  On the __th day of _______________, 1997, before me personally came NANCY L. SOBOTOR-LITTELL, to me known and known to me to be the individual described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed the same.


-------------------------
  Notary Public

(Seal)